UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Citadel Exploration, Inc.
(Name of Registrant As Specified In Its Charter)
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CITADEL EXPLORATION, INC.

417 31st Street, Unit B

Newport Beach, CA 92663

To Our Stockholders:

NOTICE IS HEREBY GIVEN that stockholders that hold at least more than half of the voting power of the outstanding shares of the common stock, par value $0.001 per share (the “Common Stock”), of Citadel Exploration, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), have executed an action by written consent of stockholders in lieu of a special meeting and amended Article VI, Section 1 of the Articles of Incorporation (“Articles”) of the Company.

The accompanying information statement (the “Information Statement”), which describes the stockholder action in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to Nevada corporate law, our Articles and our Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of at least more than half of the voting power of the issued and outstanding Common Stock is sufficient to approve an amendment to the Articles. Pursuant to Rule 14c-2 under the Exchange Act, the stockholder action will not be effective until 20 days after the date this notice and the accompanying Information Statement is mailed to our stockholders. We will mail this notice and Information Statement on or about February 27, 2017 to our stockholders of record as of February 27, 2017.

Your consent regarding the proposals is not required and is not being solicited in connection with this corporate action. All necessary corporate approvals have been obtained, and this notice and Information Statement is furnished solely for the purposes of advising stockholders of the action taken by less than the unanimous written consent of our stockholders, and giving stockholders advance notice of the action taken, as required by the Exchange Act.

Sincerely,

Philip J. McPherson

Chief Financial Officer and Director

February 27, 2017

CITADEL EXPLORATION, INC.

417 31st Street, Unit B

Newport Beach, CA 92663

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

INTRODUCTION

Citadel Exploration, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that stockholders who hold over half of the voting power of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), has executed an action by written consent of stockholders in lieu of a special meeting, and amended Article VI, Section 1 of the Articles of Incorporation (“Articles”) of the Company. No vote or other action is requested or required on your part.

We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being sent to you for information purposes only. No vote or other action of our stockholders is required in connection with this Information Statement. The approximate date of mailing of this Information Statement is February 27, 2017.

QUESTIONS AND ANSWERS REGARDING THE STOCKHOLDER ACTION

The following are some of the questions, and answers to those questions, that you, as a stockholder of the Company, may have regarding the stockholder action. The information in this section does not provide all of the information that may be important to you with respect to the stockholder action. Therefore, you should carefully read this Information Statement in its entirety.

Why did you send me this Information Statement and the accompanying notice?

We sent you this Information Statement and the accompanying notice because customary practice contemplates that we send notice to you of the taking of any corporate action without a meeting by less than unanimous consent and because Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder require that we give you advance notice of the action taken. This Information Statement and the accompanying notice are being sent to all persons who at the close of business on February 27, 2017 (the “Record Date”) were stockholders of record.

What is the amendment of the Articles that was approved by written consent of at least more than half of our stockholders in lieu of a special meeting?

Article VI, Section 1 of the Articles, after amendment, will read as follows:

Section 1. Authorized Shares. The total number of shares which this corporation is authorized to issue is 300,000,000 shares of Common Stock of $.001 par value, 500,000 shares of Series A Preferred Stock of $.001 par value, 500,000 shares of Series B Preferred Stock of $.001 par value, and 500,000 shares of Series C Preferred Stock of $.001 par value. The Board of Directors is authorized to issue additional shares of Common Stock by resolution of the Board of Directors. The Board of Directors is authorized to create by resolution more than one class or series of stock as well as the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of stock created for this corporation.

(The foregoing is referred to throughout as the “Amendment”.)

How many shares of Common Stock were required to be voted in favor of the stockholder action?

The approval of the Amendment by the written consent of our stockholders required the consent of the holders of at least more than half of our issued and outstanding shares of Common Stock as of the Record Date. As of the Record Date, 39,314,000 shares of our Common Stock were outstanding. Each share of our Common Stock is entitled to one vote. Stockholders owning at least more than half of our issued and outstanding shares of Common Stock as of the Record Date executed an action by written consent of stockholders in lieu of a special meeting, which approved the Amendment. Consequently, no additional votes are required to approve the proposed action.

Why was the stockholder action approved through a stockholder written consent in lieu of holding a stockholder meeting?

Under Nevada corporate law, our Articles and our Bylaws, stockholder actions may be taken by written consent without a meeting of stockholders. The written consent of the holders of more than half of our outstanding shares of Common Stock is sufficient to approve the stockholder action. No further action is required to effect the stockholder action. This method of stockholder action was used in order to save the expense of a formal meeting of stockholders. The Company, however, is obligated by the federal securities laws to provide this Information Statement to you in connection with the taking of corporate actions without a meeting.

When will the stockholder action be effected?

In accordance with Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder, the stockholder action to make the Amendment cannot be effected until at least 20 calendar days following the mailing of this Information Statement to our stockholders. We anticipate the stockholder action to take effect on or about March 20, 2017.

Am I entitled to dissenter’s rights in connection with the stockholder action?

No. Nevada corporate law does not provide for dissenter’s rights with respect to the stockholder action.

ACTION TO AMENDED ARTICLE VI, SECTION 1 OF THE ARTICLES

Pursuant to an action by written consent of stockholders in lieu of a special meeting, stockholders holding more than half of the outstanding shares of our Common Stock as of the Record Date approved the Amendment.

The stockholder action will take effect 21 days following the mailing of the Information Statement, which 21st day will be on or about March 20, 2017.

Once the stockholder action becomes effective, the Company will be authorized to issue 300,000,000 shares of Common Stock of $.001 par value, 500,000 shares of Series A Preferred Stock of $.001 par value, 500,000 shares of Series B Preferred Stock of $.001 par value, and 500,000 shares of Series C Preferred Stock of $.001 par value. The Board of Directors of the Company will also be authorized to issue additional shares of Common Stock by resolution of the Board of Directors. Finally, the Board of Directors will be authorized to create by resolution more than one class or series of stock as well as the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of stock created for the Company.

CHANGES IN CONTROL

There are no arrangements known to us, the operation of which may at a later date result in a change in control of the Company.

INTERESTS OF CERTAIN PERSONS

No person has any substantial interest, direct or indirect (other than such person’s role as an officer or director of us or such person’s pro rata interest as a stockholder), in the stockholder action presented in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Only one Information Statement is being delivered to multiple security holders sharing an address unless the registrant has received contrary instructions from one or more of the security holders. Additional copies of this Information Statement may be obtained at no charge by writing us at: 417 31st Street, Unit B, Newport Beach, CA 92663; (949) 612-8040; Attn: Philip J. McPherson.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.